Exhibit 99.1

iGATE Q1 Net Income up 54% at $ 17.9 million, Revenues up 31% at $ 75.8 million

Patni acquisition on track, transaction expected to be completed shortly

Fremont, CA - May 5, 2011

iGATE (NASDAQ:IGTE), the first Business Outcomes driven integrated Technology and Operations (iTOPS) solutions provider, today announced its financial results for the first quarter ended March 31, 2011.

First Quarter Highlights:

•	Net Income for first quarter 2011 increased 54% to $ 17.9 million from $ 11.6 million in the first quarter 2010.

•	Revenues for first quarter 2011 increased 31% to $ 75.8 million from $ 57.9 million in the first quarter 2010.

•	Gross margin was 40.9% for the first quarter 2011 compared to 40.1% in the corresponding quarter last year. Net margin was 23.7% as against 20.1% in the corresponding quarter last year.

•	Diluted earnings per share of $ 0.22 GAAP (increase of 10% from the corresponding quarter last year); $0.23 non-GAAP.

•	Adjusted EBITDA was $ 20.6 million for the first quarter 2011 compared with $ 14.4 million in the same period last year.

•	iGATE added four new customers during the quarter.

•	The company ended the first quarter 2011 with an employee base of 8,244.

Commenting on the Q1 performance, Phaneesh Murthy, CEO, iGATE said, “Delays in clients’ budgets created softness in the market which was further exacerbated by our focus on the Patni acquisition creating a sequentially weak quarter for iGATE.”

Sujit Sircar, CFO, iGATE said, “The process of acquiring Patni Computer Systems is on track and we expect the transaction to be completed shortly. We have raised $770 million through a bond issue to fund the acquisition. From calendar Q2, we will be reporting consolidated financials for iGATE.”

On the integration process between iGATE and Patni, Srinivas Kandula, Global Head – HR, iGATE and Sunil Chitale, Chief Marketing and Strategy Officer, Patni said, “A sales training program has already been conducted for the combined sales force on the joint go-to market strategy. In addition, various back office integration processes are well underway to ensure a smooth Day 1 for the 25,000 employees.”

Key Highlights of the quarter

•	Announced acquisition of Patni Computer Systems - acquisition process on track

•	A Mentor-Protégé agreement awarded to iGATE, together with Aitheras LLC by the US Federal Government.

•	Hosted Scrabble tournaments at International, Intercorporate and Intercollegiate levels in Bangalore attracting participants from 12 countries, 45 corporations and colleges from Southern India.

First Quarter Operating Results:

Results for the first quarter on a GAAP and non-GAAP basis are provided in the table below.

	Q1 FY’11	Q1 FY’10	Y/Y
Net revenue ($Millions)	75.8	57.9	31%

Operating margin ($Millions)	6.9	11.0	-37%

GAAP net income ($Millions)	17.9	11.6	54%

GAAP diluted EPS ($)	0.22	0.20	10%

Non-GAAP net income ($Millions)	15.7	12.8	23%

Non-GAAP diluted EPS ($)	0.23	0.23	—

New customers and project wins in the quarter:

•

iGATE was selected by a leading Fortune brand in electronics to provide product engineering services. iGATE team will develop the next generation wireless and mobile stores and roll out in multiple countries.

•	A leading music and recording company has selected iGATE for their Master Data Management Initiative, as they plan to implement their Business Intelligence Strategy.

•

iGATE won a multiyear ERP transformation deal from a world leader in construction material manufacturing. The ERP transformation will help the client significantly improve its response time to business needs at a competitive cost, while delivering maximum value to customers and shareholders.

•	iGATE secured a five year Federal GSA Schedule IT Contract, providing it the capability to bid for contracts with the Government of United States.

•

iGATE was engaged by a leading US Loan Servicing company to significantly reduce the effort required for pre-processing. The project will be executed on an iTOPS framework to create a state-of-the-art customized work-flow system for the client.

•

A leader in the design, marketing and distribution of premium lifestyle products selected iGATE to digitize its Media Assets. iGATE team will evaluate the current systems and DAM products and strategize the implementation of a fully integrated enterprise digital media platform.

•

A leading North American Media and Entertainment company selected iGATE as its IT partner for a multi-year media asset management implementation. iGATE will implement an enterprise asset management platform which will provide ordering, fulfilment, archiving and master data management solutions.

Conference Call and Webcast:

iGATE will host a telephone conference call on Thursday, May 5, 2011 at 8:00 am Eastern time to discuss the results of its first quarter ended March 31, 2011. The live discussion can be accessed by dialing 877-407-8037 (domestic) or 201-689-8037 (international). A live webcast of this conference call will be available on our web site at http://ir.igate.com/investors/. The teleconference replay will be available until May 15, 2011 and can be accessed by dialing 877-660-6853 (domestic) and 201-612-7415 (international), passcode 371055 and account number 293. A replay will also be available shortly after the live call via webcast on the iGATE Investor Relations website at http://ir.igate.com/investors/.

About iGATE:

iGATE (NASDAQ:IGTE) is the first Business Outcomes driven integrated Technology and Operations (iTOPS) solutions provider with a global delivery model. iGATE’s unique business model aligns with the client’s strategic objectives to achieve operational efficiencies, increase cost variability and rationalize their current operating environment. With industry expertise spanning decades, iGATE has developed the right solutions with its Business Outcomes driven approach for industry verticals – Banking, Insurance, Manufacturing, Retail, Health Care, Media & Entertainment and Telecom & Hi-Tech.

Use of non-GAAP Financial Measures:

This press release contains non-GAAP financial measures as defined by Securities and Exchange Commission. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles in the United States and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

iGATE believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with iGATE’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate iGATE’s results of operations in conjunction with the corresponding GAAP measures. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

iGATE believes that providing EBITDA, Adjusted EBITDA and non-GAAP net income and non-GAAP diluted earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by iGATE’s management in its financial and operational decision-making.

More specifically, the non-GAAP financial measures contained herein exclude the following items:

•

Acquisition expenses: iGATE incurs costs related to its acquisitions, which are inconsistent in amount and frequency and are significantly impacted by the timing and nature of iGATE’s acquisitions. iGATE believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to the past operating performance.

•

Forex gain: The Company entered into forward foreign exchange contracts to mitigate the risk of changes in foreign exchange rates on payments related to the Patni Acquisition. We also recognized favorable foreign currency gain on remeasurement of escrow account balance maintained for facilitating payments related to Patni Acquisition. iGATE believes that eliminating the non-capitalized items for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current performance and comparisons to the past performance.

•

Amortization of intangible assets: Intangible assets consist primarily of customer contracts purchased in connection with the delisting of iGATE’s Indian subsidiary. iGATE incurs charges relating to the amortization of these intangibles. These charges are included in iGATE’s GAAP presentation of earnings from operations, operating margin, net income and diluted earnings per share. Hence, iGATE excludes these charges for purposes of calculating these non-GAAP measures.

•

Stock-based compensation: Although stock-based compensation is an important aspect of the compensation of iGATE’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may not reflect the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business.

From time to time in the future, there may be other items that iGATE may exclude in presenting its financial results.

Forward-Looking Statements:

Statements contained in this press release regarding the benefits of the acquisition, the business outlook, the demand for the products and services, and all other statements in this release other than recitation of historical facts are forward-looking statements. Words such as “expect”, “potential”, “believes”, “anticipates”, “plans”, “intends” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation, forecasts of market growth, future revenues, benefits of the proposed acquisition, expectations that the acquisition will be accretive to the results, future expectations concerning growth of business, cost competitiveness and expansion of global reach following the acquisition, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in integrating business; uncertainties as to the timing of the acquisition, including the consummation of the public offer under the Indian Takeover Regulations and the tender offer under US securities laws; the satisfaction of the closing conditions to the transaction, including the receipt of regulatory approvals; whether certain market segments grow as anticipated; the competitive environment in the information technology services industry and competitive responses to the proposed acquisition; and whether the companies can successfully provide services/products and the degree to which these gain market acceptance. Furthermore, in connection with the proposed acquisition, the Company has borrowed significant amounts, including by issuing high yield notes, and will have to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past. Additional risks relating to the Company are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as the Company’s other reports filed with the Securities and Exchange Commission. Actual results may differ materially from those contained in the forward-looking statements in this press release. Any forward-looking statements are based on information currently available to the Company and it assumes no obligation to update these statements as circumstances change. This document does not constitute an offer to purchase or to sell securities in any jurisdiction.

Additional U.S.-Related Information

The information contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Patni Computer Systems Limited or iGATE Corporation or any of their respective subsidiaries or affiliates. Subject to future developments, iGATE Corporation has filed tender offer documents with the SEC in connection with the proposed acquisition. Shareholders of Patni Computer Systems Limited should read those filings, and any other filings made by iGATE Corporation with the SEC in connection with the proposed acquisition, as they will contain important information. Those documents, as well as iGATE Corporation’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at iGATE Corporation’s website at www.igate.com.

Media Contact:
Prabhanjan Deshpande “PD”
+91 80 4104 5006
pr@igate.com

Investor Contact:

Araceli Roiz

+1 510 896 3007

araceli.roiz@igate.com

iGATE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	March 31, 2011	December 31, 2010
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$343,663	$67,924
Short-term investments	36,592	71,915
Accounts receivable, net	40,854	37,946
Unbilled revenues	20,712	13,893
Prepaid expenses and other current assets	5,022	5,380
Foreign exchange derivative contract	14,855	794
Deferred tax assets	2,887	5,422
Receivable from Mastech Holdings, Inc.	143	140

Total current assets	464,728	203,414

Deposits and other assets	5,475	5,443
Property and equipment, net	54,819	52,950
Deferred tax assets	14,347	10,117
Goodwill	31,819	31,741
Intangible assets, net	1,182	1,378

Total assets	$572,370	$305,043

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,806	$3,291
Accrued payroll and related costs	18,613	19,709
Accrued income taxes	3,636	715
Line of credit	30,000	—
Other current liabilities	36,232	31,354
Deferred revenue	1,005	667

Total current liabilities	93,292	55,736

Other long-term liabilities	1,239	1,251

Total liabilities	94,531	56,987

Series B Preferred stock, without par value	212,044	—

Shareholders’ equity:

Common Stock, par value $0.01 per share	574	572
Additional paid-in capital	190,060	188,389
Retained earnings	90,675	75,474
Common stock in treasury, at cost	(14,714)	(14,714)
Accumulated other comprehensive loss	(800)	(1,665)

Total shareholders’ equity	265,795	248,056

Total liabilities and shareholders’ equity	$572,370	$305,043

iGATE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands)

(unaudited)

	Three Months ended, March 31,
	2011	2010

Revenues	$75,798	$57,890

Cost of revenues (exclusive of Depreciation and amortization)	44,795	34,678

Gross margin	31,003	23,212

Selling, general and administrative	21,747	10,005

Depreciation and amortization	2,307	2,222

Income from operations	6,949	10,985

Other income, net	19,853	832

Income before income taxes	26,802	11,817

Income tax expense	8,863	203

Net income	17,939	11,614

Accretion to Preferred Stock	15	—
Preferred dividend	2,723	—

Net income attributable to iGATE common shareholders	$15,201	$11,614

iGATE CORPORATION

Earnings Per Share

(Amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
PARTICULARS		2011		2010

Net income attributable to iGATE common shareholders		$15,201		$11,614
Add: Dividends on Series B Preferred Stock		2,723		—

		17,924		$11,614
Less: Dividends paid on
Common Stock	$—		$6,076
Unvested restricted stock	—		60
Series B Preferred Stock	2,723	2,723	—	6,136

Undistributed Income		$15,201		$5,478

Basic and Diluted allocation of Undistributed Income
Common stock		$12,771		$5,426
Unvested restricted stock		59		52
Series B Preferred Stock		2,371		—

		$15,201		$5,478

Shares outstanding:
Common stock		56,443		55,279
Unvested restricted stock		262		527
Series B Preferred Stock		10,479		—

		67,184		55,806

Weighted average shares outstanding:
Common stock		56,311		55,234
Unvested restricted stock		262		527

		56,573		55,761

Weighted average common stock outstanding		56,311		55,234
Dilutive effect of stock options and restricted shares outstanding		1,481		1,488

Dilutive weighted average shares outstanding		57,792		56,722

Distributed earnings per share:
Common stock		$—		$0.11
Unvested restricted stock		—		0.11

Basic earnings per share from operations
Common Stock		$0.23		$0.21
Unvested restricted stock		0.23		0.21

Diluted earnings per share from operations		$0.22		$0.20

*	The number of outstanding participative convertible preferred stock for which the earnings per share exceeded the earnings per share of common stock aggregated to 10.5 million shares for the three months ended March 31, 2011. These shares were excluded from the computation of diluted earnings per share as they were anti-dilutive.

iGATE CORPORATION

Reconciliation of Selected GAAP measures to Non-GAAP measures

(Amounts in thousands, except per share data)

(unaudited)

	Three Months ended, March 31,
	2011		2010

GAAP Net income	$17,939		$11,614

Adjustments

Amortization of Intangible assets	197		193
Stock Based Compensation, net of income taxes	861		974
Acquisition expenses, net of income taxes	9,039		—
Forex gain on acquisition hedging and remeasurement, net of tax	(12,306)		—

Non-GAAP Net income	$15,730		$12,781

Basic earnings per share from operations
GAAP	$0.23		$0.21
Non-GAAP	$0.23		$0.23

Diluted earnings per share from operations
GAAP	$0.22		$0.20
Non-GAAP	$0.23		$0.23

Weighted average shares outstanding, Basic	67,052	*	55,761

Weighted average dilutive common equivalent shares outstanding	68,271	*	56,722

*	Includes assumed conversion of 10.5 million shares of Series B Preferred Stock as of January 1, 2011.

iGATE CORPORATION

Reconciliation of Net income, net of tax, to Adjusted EBITDA

(Amounts in thousands)

(unaudited)

	Three Months ended, March 31,
	2011	2010
Net income	$17,939	$11,614

Adjustments

Depreciation and amortization	2,307	2,222
Interest expenses	89	19
Income tax expense	8,863	203

EBITDA	29,198	14,058

Other income, net	(1,097)	(2,172)
Foreign exchange (gain)/loss	(18,845)	1,321
Stock Based Compensation	1,508	1,199
Acquisition expenses	9,792	—

Adjusted EBITDA (a non-GAAP measure)	$20,556	$14,406

The Company presents the non-GAAP financial measures EBITDA and adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believe the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company underlying performance relative to other companies in the industiry.